Exhibit 10.28
QCR HOLDINGS INC. NON-QUALIFIED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
JOINDER AGREEMENT
The Executive specified below is hereby participating in the QCR Holdings, Inc. Non-Qualified Supplemental Executive Retirement Plan (the “Plan”). In addition to the terms of the Plan, the Executive and the Employer agree that the Executive’s terms of participation are also subject to the following terms and conditions. In the event that any terms or conditions of the Plan are inconsistent with or contrary to the terms of this Joinder Agreement, the terms of this Joinder Agreement shall control.
Section 1. Terms of Joinder Agreement. The following words and phrases relate to Executive’s participation in the Plan:
(i) The “Executive” is Douglas M. Hultquist.
(ii) The “Employer” is QCR Holdings, Inc. and Quad City Bank and Trust Company, and any successors thereto.
(iii) The “Original Effective Date” is May 14, 2004.
(iv) The “Benefit Age” is age 65.
(v) The “Survivor Benefit” covered by insurance is $255,912.00 annually for 15 years.
Section 2. Elections.
(i) I elect to have the Survivor’s Benefit paid [_____] in a single lump sum*, or [_____] in 180 monthly installments. (Failure to elect one method will result in the Survivor’s Benefit being paid in a single lump sum*.)
(ii) I elect to have the Change in Control Termination Benefit paid [_____] in a single lump sum*, or [_____] in 180 monthly installments. (Failure to elect one method will result in the Change in Control Termination Benefit being paid in a single lump sum*.)
*      Lump sum payment amounts will be calculated based on a discounted present value using the Interest Factor.
Section 3. Participation. Executive understands that this Joinder Agreement must be executed and provided to the Administrator in order for Executive to continue his participation in the Plan and that by executing this Joinder Agreement Executive acknowledges and agrees to the amendment and restatement of the Plan as provided therein.
Section 4. Miscellaneous. Executive understands that he is entitled to review or obtain a copy of the Joinder Agreement and the Plan, at any time, and may do so by contacting the Employer.

Section 5. Effective Date. This Joinder Agreement shall become effective upon its execution by both the Executive and a duly authorized officer of the Employer.
IN WITNESS WHEREOF, the Employer has caused this Joinder Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement as of the dates set forth below.

/s/ Douglas M. Hultquist		December 31, 2008

Douglas M. Hultquist		Date

/s/ James J. Brownson		December 31, 2008

QCR Holdings, Inc.		Date

By:	James J. Brownson

Its: Chairman

/s/ Shellee R. Showalter		December 31, 2008

Quad City Bank and Trust Company		Date

By:	Shellee R. Showalter

Its: Secretary